Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

F. Michael Johnson

(251) 431-7800

BANCTRUST FINANCIAL GROUP

ANNOUNCES COMPLETION OF ITS ACQUISITION

OF THE PEOPLES BANCTRUST COMPANY

Mobile, Alabama - October 15, 2007 –BancTrust Financial Group, Inc. (Nasdaq: BTFG) today announced the completion of its merger with The Peoples BancTrust Company, Inc. and its acquisition of The Peoples Bank and Trust Company. As a result of this merger, BancTrust is now one of the top five largest publicly traded bank holding companies headquartered in Alabama, with fifty-four locations providing general banking and trust services in Alabama and Florida and approximately $2.3 billion in assets.